Exhibit 10.9

No:

Employment Contract

(For personnel employed for a fixed term, an unfixed term, or a specific task only)

Party A: Shenyang Bangtong Logistics Limited

Party B: Hao Xianyi

Date: 1st Jan. 2018

Drafted by Shenyang Human Resource and Social Insurance Bureau

Instructions

1. Both parties should carefully read the contents of this contract before signing. Details of both parties should be truthfully filled out. Once this contract is signed, it has legal effect and both parties must strictly adhere to its terms and provisions.

2. When signing an employment contract, Party A shall affix its official seal; Both Party A’s legal representative (responsible person) or agent and Party B shall sign or affix their seals, and others shall not sign on their behalf.

3. When the employer and the employee sign this as an employment contract, any content negotiated and agreed upon between the two parties shall be documented in the corresponding space.

4. The terms to be added by negotiation between the parties shall be stated in Article 32 of this contract.

5. If other contents agreed by the parties or changes to this contract cannot be filled out in this contract, additional paper may be attached.

6. This contract should be filled in with a pen or a signature pen. The writing should be clear, the text concise and accurate. No alteration allowed.

7. This contract shall be made in triplicate. Party A and Party B shall each hold one copy and the other copy be stored in Party B’s file, and Party B’s copy shall not be kept by Party A on its behalf.

8. In order to prevent forgery, modification or page change of this contract, the employer shall affix the official seal or special seal at the seam of this contract at the time of signing.

9. The text of this contract has been in use since March 1, 2014.

According to the “Labor Law of the People’s Republic of China”, the “Labor Contract Law of the People’s Republic of China” and relevant laws and regulations, both parties shall sign this contract on an equal, voluntary and consensus basis, and abide by the terms listed in this contract.

Chapter I Basic Conditions of the Parties

Article 1

Party A: Shenyang Bangtong Logistics Limited

Legal representative (main person in charge) or entrusted agent: Zhao Ming

Registered Address: ***

Business address: same as the registered address

Article 2

Party B: Hao Xianyi

Gender: Male

Household registration type (non-agriculture, agriculture)

Resident ID number: ***

Contact number (fixed):

Or other valid ID name ID number:

Working for Party A since:

Registered Permanent Home Address: ***.

Chapter II Validity Period of this Contract

Article 3

The validity period of this contract, as agreed by both parties after consultation, shall adopt the 1st method documented below:

1. Fixed Term: From 1st Jan. 2018 to 31st Dec. 2019. During this term, the probation period starts from ___________ to ____________.

2. Unfixed Term: Since ___________. The probation period starts from ___________ to ____________.

3. For a specific task only: from ___________ to ___________.

Chapter III Work content and work location

Article 4

According to its human resource needs, Party A hires Party B as ____CEO____. The place of work shall be ***.

The two parties may sign an extra agreement to stipulate the specific duties and requirements of the position.

Article 5 Party B shall conscientiously perform its duties in accordance with the work contents and requirements by Party A, complete the tasks on time, and abide by the rules and regulations formulated by Party A according to law.

Chapter IV Working Hours and Rest Vacations

Article 6

Party A shall arrange for Party B to implement the 1st of the following working hours systems.

(1) Standard working hours: Party B shall work no more than eight hours a day, with an average of no more than forty hours per week.

(2) Comprehensive calculation of working hours: The average daily and average weekly working hours should not exceed the time regulated by law.

(3) Unscheduled work system: On the basis of ensuring the health of employees and fully appreciating the opinions of employees, Party A shall adopt appropriate methods such as centralized work, concentrated rest, rotate days off, leave/ time off in lieu, flexible working hours, etc. to ensure the employees’ right to rest and vacation and the completion of production and work.

The implementation of comprehensive calculation of working hours or irregular work system shall be implemented after Party A reports to the labor security administrative department for approval.

Article 7

Party A shall guarantee Party B’s right to rest and leave according to law. According to applicable laws, Party B shall enjoy public holidays, family visits, marital leaves and funeral leaves, family planning, and paid annual leave.

Article 8

Party A shall strictly enforce the labor quota standards and shall not force Party B to work overtime directly or indirectly. Working hours can only be extended after consultation with the trade union and Party B, generally for no more than one hour per day, should there be such needs of production and operation. If it is absolutely necessary to extend the working time for special reasons, under the condition of ensuring the health of Party B, the working hours may be extended for no more than three hours per day and no more than thirty-six hours per month.

Chapter V Labor Remuneration

Article 9

Party A shall determine its salary distribution system in accordance with the law and its characteristics in production, operation, and profiting ability. Party B’s wage level shall be determined according to Party A’s wage distribution system, Party B’s labor skills, labor intensity, labor conditions, labor contribution, etc., and the principle of equal pay for equal work.

Article 10

Party A shall pay wages to Party B according to the 1st of the following methods.

1. Timed wages. Party B’s salary level is 5,000 Yuan / month, and performance pay (bonus) is determined according to Party B’s actual contribution.

2. Piece-rate wages. Party B’s labor quota is _______ , and the unit price is _______.

3. The wage distribution system formulated by Party A according to law. Party B’s salary standard is ______Yuan/month.

Party B’s salary during the probationary period is _____________.

Article 11

Party A shall pay Party B’s wages in full in cash or by transfer before the 5th of each month. In case of holidays or rest days, payment should be made in advance to the nearest working day.

Party A shall record in writing the time of paying Party B’s salaries, amount, working days, signatures, etc., and provide Party B with salary lists.

Article 12

If Party A arranges extra working hours for Party B or assign work on rest days or public holidays to Party B, Party B shall receive overtime payment and time off in lieu in accordance with relevant state regulations.

Article 13

If Party A defaults or fails to pay labor remuneration in full, Party B may apply to the local people’s court for a payment order.

Chapter VI Social Insurance and Benefits

Article 14

Both Party A and Party B must participate in social insurance in accordance with the laws, regulations and policies of the state, provinces and municipalities concerning social insurance, and pay various social insurance fees according to law. Among them, Party A is responsible for the withholding and payment of the part payable by Party B.

Article 15

During the contract period, payments receivable by Party B on leaves, sickness or non-work-related injuries, occupational diseases or work-related injuries, giving births, passing away, etc., as well as during the treatment of medical conditions, pregnancy, childbirth and lactation periods should be paid by Party A in accordance with relevant laws and regulations.

Article 16

Party A shall provide Party B with other following insurance and benefits: None.

Chapter VII Labor Protection, Labor Conditions and Occupational Hazards Protection

Article 17

Party A shall establish and improve operational procedures, work practices, labor safety and occupation, occupational hazard protection systems, and conduct necessary training for Party B. Party B shall strictly abide by the various system norms and operating procedures while working.

Article 18

Party A shall provide Party B with labor safety and sanitation conditions and necessary labor protection articles in accordance with state regulations. If Party B is arranged to engage in occupational hazards, Party A shall conduct regular health checks for Party B.

Article 19

Party A shall perform the obligation of truthful notification to Party B for positions that may cause occupational disease hazards, and conduct Party A’s labor safety and health education to prevent accidents and reduce occupational hazards.

Article 20

If Party A violates the rules, orders, or forcibly engages in risky operations and endangers the personal safety of Party B, Party B has the right to refuse. Party B has the right to criticize, report and sue the employer for labor conditions that endanger life safety and physical health.

Chapter VIII Performance and Change of Employment Contract

Article 21 Both Party A and Party B shall enjoy their respective rights and perform their respective duties in full compliance with their respective obligations, in accordance with the provisions of this contract and in accordance with the law.

Article 22 Party A’s change of name, legal representative, principal responsible person or investor shall not affect the performance of this contract.

Article 23 If Party A merges or divides, the contract shall continue to be valid and shall continue to be performed by the unit that inherits the rights and obligations of Party A.

Article 24 After the agreement between the two parties, the contents agreed in this contract may be changed and determined in writing.

Chapter IX Dissolution and Termination of this Employment Contract

Article 25 The dissolution and termination of this contract by both Party A and Party B shall be carried out in accordance with the provisions of the Employment Contract Law.

Article 26 If both Party A and Party B terminate this contract in accordance with the provisions of Article 46 of the Employment Contract Law, Party A shall pay Party B economic compensation according to law.

Article 27 If Party A illegally terminates this contract and Party B requests to continue to perform this contract, Party A shall continue to perform this contract; If Party B wishes not to continue to perform this contract or the contract cannot be continued to be performed, Party A shall pay Party B compensation twice the standard amount.

If Party B illegally terminates the employment contract and causes losses to Party A, it shall be liable for compensation.

Article 28 When terminating this contract, Party A shall issue a certificate for the termination of this employment contract in accordance with the relevant laws and regulations, and handle the transfer of the file and social insurance relationship for Party B within 15 days.

Party B shall handle the handover of work in accordance with the agreement of both parties. If the financial compensation should be paid, it shall be paid when the transfer of work and duties is completed.

Chapter X Other Matters

Article 29 Party A shall provide Party B with special training fees and conduct professional technical training. The two parties may conclude a special agreement to stipulate the service period.

Article 30 If Party B has a duty of confidentiality, the two parties may conclude a special agreement to stipulate the terms of non-competition.

If Party B violates the non-competition restrictions, it shall pay liquidated damages in accordance with the agreement. Any losses incurred by Party A due to such violations, Party B shall be liable for compensation.

Article 31 Attachments to this contract:

Article 32 Other matters agreed by the parties:

Article 33 Both Party A and Party B may resolve the labor dispute arising from the performance of this contract. If the negotiation fails, it may apply for arbitration or file a lawsuit according to law.

Article 34 The matters not covered in this contract shall be implemented in accordance with relevant national or provincial rules and regulations.

Article 35 This contract shall come into force on the date of signing or seal affixing of both parties. This contract is made in triplicate, each party holds a copy, and the other Party will be stored in Party B’s archive.

Party A (official seal):

Legal representative (main person in charge):

Or authorized representative:

/s/ Ming Zhao

Date of signature:

January 1, 2018

Party B (signed or stamped)

/s/ Xianyi Hao

Signature Date:

January 1, 2018